SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2002
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                              Promotions.com, Inc.
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                 (Exact name of registrant specified in Charter)

           Delaware                     000-27411               13-3898912
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(State or Other Jurisdiction of       (Commission             (IRS Employee
        Incorporation)                File Number)          Identification No.)

     268 West 44th Street, 4th Floor
            New York, New York                                   10036
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(Address of principal executive offices)                        Zip Code

Registrant's telephone, including area code: (212) 971-9800
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                                 Not Applicable
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         (Former name and former address, if changed since last report)

Item 5. Other Events.

            On February 11, 2002, Promotions.com, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among iVillage Inc. ("iVillage"), Virgil Acquisition Corp., a wholly-owned direct subsidiary of iVillage ("Merger Sub"), and the Company. Pursuant to the Merger Agreement, Merger Sub will commence a tender offer (the "Offer") to acquire all of the outstanding shares of the Company's common stock for (i) $3.5 million in iVillage's common stock and (ii) aproximately $9.8 million. Assuming conversion of all in-the-money stock options of the Company, the aggregate purchase price is $[ ] per share. Following consummation of the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement, iVillage intends to merge Merger Sub with and into the Company (the "Merger") with Virgil being the surviving corporation of the Merger, and, as a result of the Merger, Virgil will become a wholly-owned subsidiary of iVillage, and each remaining share of the Company's common stock (other than shares held by Merger Sub) will be converted, subject to appraisal rights, into the right to receive the same consideration as in received in connection with the Offer. iVillage intends to file a registration statement with respect to the shares of iVillage's common stock to be issued in connection with the Offer and the Merger. The transaction is structured as a taxable transaction, and thus the Company's stockholders will be taxed on the value of all of the consideration received. The Company advises each shockholder to consult its tax advisor regarding the implications to such stockholder of the transaction. A copy of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

            In connection with the Merger Agreement, each of Steven Krein, Daniel Feldman, Ian J. Berg, Dirk Hall and Travelers Insurance, Inc. have entered into a stockholders agreement (each a "Stockholders Agreement" and, collectively, the "Stockholders Agreements") with iVillage and Merger Sub pursuant to which, among other things, each such stockholder has agreed to vote in favor of the Merger all shares of the Company's common stock to which he is entitled to vote. A copy of the forms of Stockholders Agreement is attached hereto as Exhibits 99.2 and 99.3 and incorporated herein by reference.

            In connection with the Merger Agreement, the Company's board of directors approved an amendment (the "Rights Amendment") to the Rights Agreement (the "Rights Agreement") dated June 28, 2001 by and between the Company and American Stock Transfer & Trust Company, as rights agent. The Rights Amendment provides, among other things, that none of iVillage, Merger Sub or any of their Affiliates or Associates (as such terms are defined in the Rights Agreement) shall be deemed to be an "Acquiring Person" by virtue of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement or the acquisition of beneficial ownership of shares of the Company's common stock pursuant to the Stockholders Agreements. A copy of the Rights Amendment is attached hereto as Exhibit 99.4 and incorporated herein by reference.

            A registration statement relating to the shares of iVillage's common stock to be issued in connection with the Offer and the Merger has not yet been filed with the Securities and Exchange Commission. The shares of iVillage's common stock to be issued in connection with


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

the Offer and the Merger may not be offered, nor may offers to acquire such shares be accepted, prior to the time such registration statement becomes effective.

            A copy of the joint press release issued by the Company and iVillage is attached hereto as Exhibit 99.5 and incorporated herein by reference.

            The foregoing summary description of the Merger Agreement, form of Stockholders Agreement and Rights Amendment do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement attached hereto as Exhibit 99.1, forms of Stockholders Agreement, attached hereto as Exhibits 99.2 and 99.3 and Rights Amendment attached hereto as Exhibits 99.4.

            This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any shares of iVillage's common stock or any other security, and shall not constitute the solicitation of the tender of any of shares of the Company's common stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

            Exhibit No.         Exhibit
            -----------         -------

            99.1 Agreement and Plan of Merger dated as of February 11, 2002 by and among iVillage, Virgil Acquisition Corp. and Promotions.com, Inc.

            99.2 Form of Stockholders Agreement between iVillage, Virgil Acquisition Corp. and each of Steven Krein, Daniel Feldman, Dirk Hall and Travelers Insurance, Inc.

            99.3 Form of Stockholders Agreement between iVillage, Virgil Acquisition Corp. and Ian Berg.

            99.4 Amendment No. 1 to Rights Agreement dated as of February 11, 2002 by and between Promotions.com, Inc. and American Stock Transfer & Trust Company, as rights agent.

            99.5 Joint Press Release dated February 12, 2002 with respect to the Agreement and Plan of Merger.


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

                                    Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PROMOTIONS.COM, INC.


                                        By: /s/ Steven Krein
                                            ------------------------------------
                                            Name: Steven Krein
                                            Title: Chief Executive Officer

Dated: February 12, 2002


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